As filed with the Securities and Exchange Commission on November 8, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0344657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CPI Card Group Inc. 10368 W. Centennial Road
Littleton, CO	80127
(Address of Principal Executive Offices)	(Zip Code)

CPI Card Group Inc. Omnibus Incentive Plan

(as amended and restated effective January 30, 2024)

(Full title of the plan)

Darren Dragovich

Chief Legal and Compliance Officer

CPI Card Group Inc.

10368 W. Centennial Road

Littleton, CO 80127

(720) 681-6304

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

g

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by CPI Card Group Inc., a Delaware corporation (the “Registrant”), relating to 1,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”), issuable under the CPI Card Group Inc. Omnibus Incentive Plan (as amended and restated effective January 30, 2024) (the “Plan”). The Registrant filed with the Securities and Exchange Commission (the “Commission”) on August 12, 2021, March 13, 2018 and October 9, 2015 Registration Statements on Form S-8 (Registration No. 333-258745, Registration No. 333-223613 and Registration No. 333-207350, respectively) relating to shares of Common Stock issuable under the Plan (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 7, 2024;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 7, 2024;

(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the Commission on August 5, 2024;

(4)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the Commission on November 5, 2024;

(5)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 25, 2024, March 15, 2024, May 24, 2024, June 24, 2024, June 27, 2024, July 11, 2024, and October 2, 2024; and

(6)	The description of the Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on August 4, 2021 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Commission on March 8, 2022, and any subsequent amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of CPI Card Group Inc. (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 8, 2022).

4.2	Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of CPI Card Group Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 31, 2023).

4.3	Third Amended and Restated Bylaws of the Registrant (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 8, 2022).

4.4	CPI Card Group Inc. Omnibus Incentive Plan (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 7, 2024).

*5.1	Opinion of Sidley Austin LLP with respect to validity of issuance of securities.

*23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1 hereto).

*23.2	Consent of independent registered public accounting firm.

*24.1	Powers of Attorney (included in the signature page to this Registration Statement).

*107	Calculation of Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on November 8, 2024.

CPI CARD GROUP INC.

By	/s/ Jeffrey Hochstadt
Name	Jeffrey Hochstadt
Title	Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that that each of the undersigned hereby constitutes and appoints, jointly and severally, John Lowe and Jeffrey Hochstadt, or any of them (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and on his or her behalf to sign, execute and file all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Lowe	President and Chief Executive Officer and Director	November 8, 2024
John Lowe	(Principal Executive Officer)

/s/ Jeffrey Hochstadt	Chief Financial Officer	November 8, 2024
Jeffrey Hochstadt	(Principal Financial Officer)

/s/ Donna Abbey Carmignani	Chief Accounting Officer	November 8, 2024
Donna Abbey Carmignani	(Principal Accounting Officer)

/s/ H. Sanford Riley	Chairman of the Board of Directors	November 8, 2024
H. Sanford Riley

/s/ Thomas Furey	Director	November 8, 2024
Thomas Furey

/s/ Ravi Mallela	Director	November 8, 2024
Ravi Mallela

/s Lisa Oleson	Director	November 8, 2024
Lisa Olesen

/s/ Nicholas Peters	Director	November 8, 2024
Nicholas Peters

/s/ Marc Sheinbaum	Director	November 8, 2024
Marc Sheinbaum

/s/ Valerie Soranno Keating	Director	November 8, 2024
Valerie Soranno Keating